UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2004

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Company’s Board of Directors appointed Mr. Wasik as the Company’s Chief Executive Officer on July 28, 2003, with the understanding that the Company and MCG Global, LLC (“MCG”) will enter into a Contractor Services Agreement similar to the Contractor Services Agreement between United Shipping & Technology, Inc. and MCG Global, LLC, dated May 15, 2001, for Mr. Wasik’s services as the Chief Executive Officer of the Company. On October 20, 2004, the Company and MCG entered into a Contractor Services Agreement, effective as of July 28, 2003 (the “Service Agreement”). Mr. Wasik is an owner and principal of MCG and was a shareholder and Chairman of the Board of the Company at the time this Services Agreement was authorized and entered into.

The Service Agreement sets forth the rights and duties of both the Company and Mr. Wasik and directs the Company’s Compensation Committee to establish, on an annual basis, Mr. Wasik’s compensation level and eligibility for salary increases, bonuses, benefits and grants of equity. The Service Agreement also allows Mr. Wasik to contract to provide similar services to other businesses as long as Mr. Wasik abides by his confidentiality obligations under the Service Agreement. Furthermore, the Company has agreed to indemnify and hold harmless MCG, its officers, directors, employees and agents, including Mr. Wasik, from liabilities arising out of any services rendered by MCG to the Company, other than as a result of gross negligence or willful misconduct. The Company also agreed to cause MCG and Mr. Wasik to be named as additional insured parties under its Directors and Officers Liability insurance policies. The Service Agreement does not contain any fixed term and may be terminated by either party at any time upon written notice. Other than payment of outstanding fees and expenses owed to MCG at termination, the Service Agreement does not contain any obligation upon the Company to pay severance in the event the agreement is terminated by the Company. In fiscal 2004, the Company recorded compensation expense of $510,000 to Mr. Wasik through MCG for these services.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

(b) & (c)

On October 20, 2004 the Company announced that its Chief Financial Officer, Paul Francese, had resigned effective October 14, 2004. The Company also announced that, effective October 16, 2004, Vincent Wasik, the Company’s current President and Chief Executive Officer, had been appointed by the Company’s Board of Directors to serve as the Company’s interim Chief Financial Officer until a permanent Chief Financial Officer is appointed. Mr. Wasik has agreed to serve as the Company’s interim Chief Financial Officer for no additional remuneration.

Mr. Wasik, who is 59 years old, was appointed as the Company’s Chairman of the Board in August 2001 and was further appointed the Company’s President and Chief Executive Officer on July 28, 2003. In 1995, Mr. Wasik co-founded MCG Global, LLC, a private equity firm sponsoring leveraged buyout acquisitions and growth capital investments and has served as Principal of MCG Global since that time. From 1988 to 1991, Mr. Wasik served as Chairman and CEO of National Car Rental System, Inc. From 1980 to 1983, he served as President and CEO of Holland America Line. Mr. Wasik currently serves as an advisory board member of Mitchells/Richards, the largest upscale clothing retailer in Connecticut.

There are no family relationships between directors or executive officers of the Company.

Mr. Wasik serves as the Company’s Chief Executive Officer pursuant to a Contractor Services Agreement, effective as of July 28, 2003, between the Company and MCG. Mr. Wasik is an owner and principal of MCG and was a shareholder and Chairman of the Board of the Company at the time this Contractor Services Agreement was authorized and entered into. The Service Agreement sets forth the rights and duties of both the Company and Mr. Wasik and directs the Company’s Compensation Committee to establish, on an annual basis, Mr. Wasik’s compensation level and eligibility for salary increases, bonuses, benefits and grants of equity. The Service Agreement also allows Mr. Wasik to contract to provide similar services to other businesses as long as Mr. Wasik abides by his confidentiality obligations under the Service Agreement. Furthermore, the Company has agreed to indemnify and hold harmless MCG, its officers, directors, employees and agents, including Mr. Wasik, from liabilities arising out of any services rendered by MCG to the Company, other than as a result of gross negligence or willful misconduct. The Company also agreed to cause MCG and Mr. Wasik to be named as additional insured parties under its Directors and Officers Liability insurance policies. The Service Agreement does not contain any fixed term and may be terminated by either party at any time upon written notice. Other than payment of outstanding fees and expenses owed to MCG at termination, the Service Agreement does not contain any obligation upon the Company to pay severance in the event the agreement is terminated by the Company. In fiscal 2004, the Company recorded compensation expense of $510,000 to Mr. Wasik through MCG for these services.

In fiscal 2004, Mr. Wasik and MCG Global, LLC also subscribed for 800,000 shares of the Company’s Series I Convertible Preferred Stock and 249,998 shares of the Company’s Series J

Convertible Preferred Stock for a current subscription price of $1.50 per share, respectively. The issuance of both series of the Company’s convertible preferred stock are conditioned upon stockholder approval of their issuances.

In addition, the Company subleases a portion of its headquarters office space in Westport Connecticut from MCG for the monthly lease of $3,350.00. The sublease agreement was approved by the Company’s Audit Committee who directed that the terms of the sublease be at market rates. The Company also reimburses MCG for limited use of MCG’s personnel and for office expenses, which amounted to $3,441.45 in fiscal 2004.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Contractor Services Agreement, effective as of July 28, 2003, by and between the Company and MCG Global, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2004

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
Name:	Wesley C. Fredenburg
Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Contractor Services Agreement, effective as of July 28, 2003, by and between the Company and MCG Global, LLC.